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EXHIBIT 5.1

[LETTERHEAD OF EPSTEIN BECKER & GREEN, P.C.]

December 11, 2003

Bradley Pharmaceuticals, Inc.
383 Route 46 West
Fairfield, New Jersey 07004

Ladies and Gentlemen:

        We have acted as counsel to Bradley Pharmaceuticals, Inc. (the "Company") in connection with its filing with the Securities and Exchange Commission of (i) a Registration Statement on Form S-3, Registration No. 333-110312, as amended (the "Initial Registration Statement"), and (ii) a second Registration Statement on Form S-3 to be filed on December 11, 2003, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "462(b) Registration Statement," and together with the Initial Registration Statement, the "Registration Statements"). This opinion is being rendered to you in connection with the filing of the 462(b) Registration Statement, pursuant to which the Company is registering up to 345,000 authorized and unissued shares of the Company's common stock, $.01 par value (the "Shares"), including up to 45,000 shares issuable by the Company upon exercise of an over-allotment option granted to the underwriters named therein.

        As such counsel, we have examined originals, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

        On the basis of the foregoing, we are of the opinion that the Shares have been validly authorized and will, when sold as contemplated by the 462(b) Registration Statement, be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference made to us under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statements.

Very truly yours,
EPSTEIN BECKER & GREEN, P.C.
By:	/s/ SIDNEY TODRES Member of the Firm

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  EXHIBIT 5.1